ADAMIS PHARMACEUTICALS CORPORATION 10-K

Exhibit 10.64

Loan No. 5000028497

SEPTEMBER 2016 AMENDMENT TO COMMERCIAL LINE OF CREDIT
AGREEMENT AND NOTE

THIS SEPTEMBER 2016 AMENDMENT TO COMMERCIAL LINE OF CREDIT AGREEMENT AND NOTE (the “Amendment”) is entered into this 3rd day of November, 2016, with an effective date of September 30, 2016, by and among BEAR STATE BANK, N.A., a national banking association and successor in interest to First Federal Bank, its successors and assigns (“Lender”), US COMPOUNDING, INC., an Arkansas corporation (“Borrower”), EDDIE GLOVER, an individual, and KRISTEN RIDDLE, an individual (collectively the “Guarantors”)(Borrower and Guarantors may be collectively referred to as the “Loan Parties”).

WHEREAS, on July 14, 2014, Lender extended a line of credit to Borrower, in the initial amount of Two Million Five Hundred Thousand and No/100 United States Dollars ($2,500,000.00) (the “Loan”), as set forth in that certain Commercial Line of Credit Agreement and Note by and between Lender and Borrower (tile “Loan Agreement”); and

WHEREAS, such indebtedness pursuant to the Loan Agreement is secured by that certain Commercial Security Agreement by and between Lender and Borrower, dated July 14, 2014, covering Borrower’s Receivables and Inventory and other property described therein;

WHEREAS, Adamis entered into a merger transaction with Borrower (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated as of March 28, 2016.

WHEREAS, in connection with the Merger, the Lender has requested that the Loan Parties enter into this Amendment to evidence the following:

(a)        The addition of Adamis as a borrower to the Loan, whereby Adamis shall have, effective as of the date of this Amendment, all rights, duties, liabilities and obligations under the Loan Agreement, and the acceptance and assumption of such rights, duties, liabilities and obligations by Adamis; and

(b)        The continuation, except as noted below, of each of the Loan Parties’ rights, duties, liabilities and obligations under the Loan Documents [need to define] as a coborrower, notwithstanding the acceptance and assumption of such rights, duties, liabilities and obligation by Adamis.

WHEREAS, Borrower and Lender desire the Loan Agreement be amended as set forth in this Amendment, but that all other terms, conditions, and provisions of the Loan Agreement remain in full force and effect solely except as set forth in this Amendment;

WHEREAS, Borrower and Guarantors, jointly and severally, hereby intend to and by execution hereof ratify, and affirm Borrower and Guarantors’ unqualified and unconditional, joint and several liability on all indebtedness of the Loan, described within the Loan Agreement, as amended, and acknowledges, agrees, warrants and represents the Loan has a present unpaid principal balance (as of October 31, 2016) of Two Million Five Hundred Thousand and No/100 United States Dollars ($2,500,000.00);

NOW, THEREFORE, for and in consideration of Lender’s agreement to the amendments set forth in this Amendment and the covenants, warranties and representations of Borrower contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed as follows:

AGREEMENTS

The recitals set forth above are not mere recitals of fact but are contractual in nature and are intended by the parties to be incorporated into this Amendment by reference, except in the event of a conflict between the incorporated recitals and the numbered sections of this Amendment, the numbered sections of this Amendment shall control. Terms and provisions which are not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

1.       Maturity Date. The Maturity Date as set forth in the Loan Agreement shall be amended and extended to September 30, 2017.

2.      Addition of Adamis as Co-Borrower under the Loan Agreement. Effective as of the date hereof, without the necessity of further documentation by the parties hereto, the Loan Agreement shall be deemed to be amended to add Adamis as a co-borrower under the Loan, with the intention that, pursuant to such amendment, Adamis shall assume responsibility as borrower for all obligations, duties and liabilities under the Loan Agreement, jointly and severally with the current borrower or borrowers under the Loan. Notwithstanding the foregoing, the parties expressly agree each of the Loan Parties shall remain, as applicable, a co-borrower or guarantor under the Loan Agreement as set forth immediately prior to execution of this Amendment, and accordingly: (a) each of the Loan Parties’ rights under the Loan Agreement shall not be affected, nor shall they be relieved of their obligations, duties and liabilities thereunder, and (b) each of the Loan Parties shall continue to be bound by all of the terms, provisions and conditions contained in the Loan Agreement. Effective as of the date of this Amendment, the term “Borrower” shall mean collectively USG and Adamis.

3.        Assumption. Effective as of the date of this Amendment, Adamis hereby accepts the foregoing assumption of rights, obligations, duties and liabilities and assumes and agrees to pay and to perform, jointly and severally with each of the Loan Parties (as applicable) all of the obligations, duties and liabilities as an original borrower under the Loan Agreement, whether accruing on or after the date hereof, and further agrees that Adamis shall hereafter be bound by all of the terms, provisions and conditions contained in the Loan Agreement. Notwithstanding the foregoing assumption by Adamis, each respective security agreement or security interest issued in connection with the Loan will apply only to the assets of the entity named therein.

4.        Financial and Other Covenants. Borrower shall, at all times during the terns of this Loan, maintain a Cash Flow Coverage Ratio of not less than 1.20: 1. For the proposes of this Section 5, “Cash Flow Coverage Ratio” shall mean: (i) the product of the net income plus non-cash expense items including, but not limited to, depreciation expense, amortization expense and stock option compensation expense) for the month in which the measurement date occurs times 1 2; divided by (ii) the projected cash required for payments of interest for the prospective twelve (12) month period and current maturities of principal on all outstanding debt to any person or entity, including without limitation debt by Borrower to Lender. The Cash Flow Coverage Ratio shall be measured on the last day of each December, March, June and September, commencing on December 31, 2016. In lieu of compliance with the foregoing covenant, Borrower shall have the option, at the time of each quarterly measuring period, of making a principal reduction in the amount of Two Hundred Fifty Thousand and No/100 United States Dollars ($250,000.00). Borrower and Lender agree all other financial covenants with respect to the (A) Business Loan Agreement (as modified, amended or supplemented, the “4 HIMS Loan Agreement”) dated as of August 8, 2014, entered into by and between 4 HIMS, as borrower, and Lender, the sections of such agreement and provisions entitled or related to (i) Business Existence and Operations, (ii) Fixed Charge Coverage Ratio, and (iii) No Borrowings or Guarantees; (B) Business Loan Agreement (as modified, amended or supplemented, the “Tribute Loan Agreement”) dated as of March 21, 2014, entered into by and between Tribute, as borrower, and Lender, the sections of such agreement and provisions entitled or related to Borrower Performance; (C) Business Loan Agreement (as modified, amended or supplemented, the “USC Working Capital Loan Agreement”) dated as of July 14, 2014, entered into by and between USC, as borrower, and Lender and that Business Loan Agreement (as modified, amended or supplemented, the “USC Equipment Loan Agreement”) dated as of July 14, 2014, entered into by and between USC, as borrower, and Lender, the sections of such agreement and provisions entitled or related to (i) Fixed Charge Coverage Ratio, (ii) Funded Debt to EBITDA Ratio, (iii) No Borrowings or Guarantees, (iv) Quarterly Trend Analysis, and (v) Owner Buyout Note covenants; and (D) the Loan Agreement or the Note shall be waived for the remainder of the term of the Loan.

5.        Estoppel; Waiver; Ratification and Release. For and in consideration of the maturity extension granted by Lender herein, Ten United States Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency being acknowledged, Borrower and Guarantors, as evidenced by their respective signatures below, agree and acknowledge unqualified and unconditional obligation for the Indebtedness without defense, affirmative defense, counterclaim, right of setoff` or other impediment to collection, and the same, if existing, being expressly released and waived by Borrower and Guarantors in consideration for Lender entering into this Amendment.

6.        UCC. Notwithstanding any provisions hereof or execution by Lender, this Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender should any lien searches or other confirmatory title information regarding the Collateral (to be provided at the expense of Borrower) reflect any default under the Loan or creation of any adverse claim or interest regarding the Collateral. In addition, Borrower authorizes Lender to file any and all initial, amendatory or continuation Uniform Commercial Code filings deemed necessary by Lender, without necessity of consent by Borrower.

7.        Good Standing of Borrower. Notwithstanding any provisions hereof or execution by Lender, this Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender in the event Borrower is not validly existing and under its state, of formation at the time of execution of this Amendment.

8.       No Further Modifications. Except as expressly set forth above, the terms and provisions of the Loan Agreement shall remain in full force and effect.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment this 3rd day of November, 2016, with an effective date of September 30, 2016.

BORROWER:

US COMPOUNDING, INC., an Arkansas corporation

By:
Name:	Eddie Glover
Title:	CEO

GUARANTORS:

EDDIE GLOVER, individually

KRISTEN RIDDLE, individually

LENDER:

BEAR STATE BANK, N.A. a national banking association

By:
Name:	Steve Moore
Title:	Executive Vice President

ALLONGE
Loan No. 5000028497

Allonge to Commercial Line of Credit Agreement dated July 14, 2014, in the original principal amount of Two Million Five Hundred Thousand and No/100 United States Dollars ($2,500,000.00) (the “Note”), made by US COMPOUNDING, an Arkansas corporation (“Maker”), in favor of BEAR STATE BANK, N.A., a national banking association (“Holder”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Maker and Holder agree as follows:

The parties agree as follows:

1.       Maker hereby assigns all of its interest and obligations in the Note to US COMPOUNDING, an Arkansas corporation, and ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation, jointly and severally.

2.       This Allonge shall be and remain attached to and shall constitute an integral part of the Note from and after the date hereof.

3.       All references in the Note to the term “Note” shall mean the Note as amended by this Allonge.

4.       The current outstanding principal balance of the Note is Two Million Five Hundred Thousand and No/100 United States Dollars ($2,500,000.00).

5.       The maturity date under the Note is September 30, 2017.

6.       This Allonge shall be an amendment to and not a cancellation or satisfaction of the Note. Except as modified hereby, all of the terms and provisions of the Note are hereby ratified and affirmed.

[Signature Page to Follow]

Signature Page
ALLONGE

Dated:      November 3, 2016.

MAKER:

US COMPOUNDING, INC., an Arkansas corporation

By:
Name:	Eddie Glover
Title:	CEO

ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation

By:
Name:	Robert O. Hopkins
Title:	CFO

ACKNOWLEDGED AND AGREED TO BY HOLDER:

BEAR STATE BANK, N.A.,
a national banking association

By:
Name:	Steve Moore
Title:	Executive Vice President
Date:

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